Exhibit 99.1

Nektar Therapeutics Reports Financial Results for the Third Quarter of 2018

SAN FRANCISCO, November 7, 2018 — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the third quarter ended September 30, 2018.

Cash and investments in marketable securities at September 30, 2018 were $2.0 billion as compared to $353.2 million at December 31, 2017.

“We have made tremendous progress advancing our portfolio of immuno-oncology, immunology and pain programs in 2018,” said Howard W. Robin, President and CEO of Nektar. “We are implementing the broad joint development plan for NKTR-214 with partner Bristol-Myers Squibb across a range of tumor types, with the first Phase 3 trial in melanoma initiated in September and the next seven trials in renal cell carcinoma, urothelial cancer and non-small cell lung cancer starting over the next several months. In addition, our new collaboration with Pfizer underscores the promise of NKTR-214 as a backbone therapy in multiple cancer treatment regimens. NKTR-358 continues to advance with the ongoing clinical study in lupus patients and NKTR-181 is continuing through the NDA review process with the FDA. Finally, we are in an exceptionally strong financial position to execute on our strategy, ending the quarter with $2.0 billion in cash.”

Revenue in the third quarter of 2018 was $27.8 million as compared to $152.9 million in the third quarter of 2017. Year-to-date revenue for 2018 was $1.2 billion as compared to $212.2 million in the first nine months of 2017 and included the recognition of $1.06 billion of license revenue from the Bristol-Myers Squibb collaboration agreement. Revenue in the third quarter of 2017 included recognition of $127.6 million of the $150.0 million upfront payment from Nektar's collaboration with Eli Lilly & Company for the development and commercialization of NKTR-358.

Total operating costs and expenses in the third quarter of 2018 were $126.4 million as compared to $83.4 million in the third quarter of 2017. Year-to-date total operating costs and expenses in 2018 were $365.3 million as compared to $247.9 million for the same period in 2017. Total operating costs and expenses increased primarily as a result of increased research and development (R&D) expense.

Research and development expense in the third quarter of 2018 was $102.9 million as compared to $65.7 million in the third quarter of 2017. Year-to-date R&D expense for 2018 was $290.7 million as compared to $187.0 million for the same period in 2017. R&D expense was higher in the third quarter and first nine months as compared to the same periods in 2017 primarily because of expenses for our pipeline programs, including the continued development of NKTR-214 in Phase 1/2 studies and Phase 3 preparatory activities and related manufacturing costs, costs related to the NKTR-181 New Drug Application and NKTR-181 pre-commercial manufacturing, Phase 1 clinical studies of NKTR-358, the Phase 1 study of NKTR-262 in combination with NKTR-214 and IND-enabling activities for NKTR-255.

General and administrative (G&A) expense was $18.7 million in the third quarter of 2018 as compared to $12.1 million in the third quarter of 2017. G&A expense in the first nine months of 2018 was $57.7 million as compared to $40.0 million for the same period in 2017. G&A expense was higher in the third quarter and first nine months of 2018 as compared to the same periods in 2017 primarily due to an increase in non-cash stock based compensation expense.

Net loss in the third quarter of 2018 was $96.1 million or $0.56 basic and diluted loss per share as compared to net income of $60.9 million or $0.37 diluted earnings per share in the third quarter of 2017. Net income in the first nine months of 2018 was $779.5 million or $4.34 diluted earnings per share as compared to net loss of $62.9 million or $0.41 basic and diluted loss per share in the first nine months of 2017.

Third Quarter 2018 and Recent Business Highlights

•	In November, Nektar entered into an oncology clinical collaboration with Pfizer Inc. to evaluate several combination regimens in multiple cancer settings including metastatic castration-resistant prostate cancer (mCRPC) and squamous cell carcinoma of the head and neck (SCCHN). Under the new collaboration, Pfizer will initiate a Phase 1b/2 clinical trial to evaluate the anti-cancer activity of the combined agents, avelumab, talazoparib and NKTR-214, as well as avelumab, enzalutamide and NKTR-214.

•	In October, Nektar appointed Karin Eastham as an independent director to its Board of Directors. Ms. Eastham brings more than 35 years of experience as both an executive and independent director in the biotechnology industry, with particular expertise in finance and operations.

•	In September, Nektar and Bristol-Myers Squibb initiated a Phase 3 study of NKTR-214 combined with nivolumab versus nivolumab in participants with previously untreated unresectable or metastatic melanoma.

•	In July, the U.S. Food and Drug Administration accepted Nektar’s New Drug Application (NDA) for NKTR-181, a first-in-class opioid investigational drug candidate, to treat chronic low back pain in adult patients new to opioid therapy. The NDA has been assigned a PDUFA (Prescription Drug User Fee Act) target action date of May 29, 2019 by the FDA.

The Company also announced the following upcoming presentations through year-end 2018:

2018 Society for Immunotherapy and Cancer (SITC) Annual Meeting, Washington D.C.:

•	Oral Presentation: “Immune monitoring after NKTR-214 plus nivolumab (PIVOT-02) in previously untreated patients with metastatic Stage IV melanoma”

o	Session: Cytokines Reinvented

o	Presenter: Dr. Adi Diab, MD Anderson Cancer Center

o	Date: Friday, November 9, 2018, 5:05 p.m. – 6:30 p.m. Eastern Standard Time

Poster Presentations:

Session: Combination Therapy

•	Abstract #P348: "Survival and immune modulation in homologous recombination deficient murine ovarian tumors using the PARP inhibitor, rucaparib and immune agonist, NKTR-214", Charych, D., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P364: "Systemic anti-tumor immunity and immune memory formation by a novel TLR7/8 targeting agent NKTR-262 combined with CD122-biased immunostimulatory cytokine NKTR-214", Kivimae, S., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P368: "Combination of a Dipeptidyl Peptidase Inhibitor BXCL701 and Biased CD122 Agonist NKTR-214 with Anti-PD1 Provides Functional Immunological Memory through Inflammatory Cell Death", MacDougall, J., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P378: "NKTR-214 (CD122-biased agonist) and NKTR-262 (TLR7/8 agonist) combination treatment pairs local innate immune activation with systemic CD8+ T cell expansion to enhance anti-tumor immunity", Rolig, A., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

Session: Cytokines in Anti-Tumor Immunity

•	Abstract #P418: "Pre-clinical investigation of NKTR-255, a polymer-conjugated IL-15 with a potent NK cell dependent anti-tumor efficacy", Miyazaki, T., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P419: "NKTR-214 in combination with radiation produces a potent in situ vaccine in the syngeneic B78 melanoma model", Sondel, P., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P422: "A polymer-associated human IL-15 (NKTR-255) has optimized biological activity and unique mechanisms of action on CD8 T Cells and NK Cells", Robinson T., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

•	Abstract #P424: "NKTR-214, an engineered IL-2, selectively depletes intratumoral Tregs and expands immunotherapy-induced effector T cell responses", Sharma, M., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

Session: Mechanisms of Resistance to Immunotherapy

•	Abstract #P557: "Overcoming genetically-based resistance mechanisms to PD-1 blockade", Torrejon, D., et al.

o	Date: Friday, November 9th from 8 a.m. – 8 p.m. and Saturday, November 10th from 8 a.m. – 8:30 p.m. Eastern Standard Time

2018 American Society of Hematology Annual Meeting, San Diego, CA;

•	Publication #2952: "Pharmacokinetic and Pharmacodynamic Study of NKTR-255, a Polymer-Conjugated Human IL-15, in Cynomolgus Monkey", Miyazaki, T., et al.

o	Session 625: Lymphoma: Pre-Clinical—Chemotherapy and Biologic Agents: Poster II

o	Date: Sunday, December 2nd from 6:00 p.m. - 8:00 p.m. Pacific Time

o	Location: San Diego Convention Center, Hall GH

Conference Call to Discuss Third Quarter 2018 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, Wednesday, November 7, 2018.

This press release and a live audio-only webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: http://ir.nektar.com/. The web broadcast of the conference call will be available for replay through Monday, December 10, 2018.

To access the conference call, follow these instructions:

Dial: (877) 881-2183 (U.S.); (970) 315-0453 (international)

Passcode: 9395678 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investors page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a research-based development stage biopharmaceutical company whose mission is to discover and develop innovative medicines to address the unmet medical needs of patients. Our R&D pipeline of new investigational medicines includes treatments for cancer, auto-immune disease and chronic pain. We leverage Nektar's proprietary and proven chemistry platform in the discovery and design of our new therapeutic candidates. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at https://www.nektar.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: "will" and "can" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the therapeutic potential of our pipeline molecules alone or in combination with other therapeutic agents, and the availability of results and outcomes from clinical and preclinical studies of our new drug candidates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of our pipeline molecules are based on preclinical and clinical findings and observations; (ii) the clinical and commercial risks associated with our pipeline molecules remains high and failure can unexpectedly occur at any stage for one or more of the indications being studied prior to regulatory approval due to lack of sufficient efficacy, safety considerations or other factors that impact drug development; (iii) data reported from ongoing preclinical and clinical trials are necessarily interim data only and the final results will change based on continuing observations; (iv) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (v) certain other important risks and uncertainties set forth in Nektar's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

For Investors:

Jennifer Ruddock of Nektar Therapeutics
415-482-5585

Jodi Sievers of Nektar Therapeutics
415-482-5593

For Media:

Dan Budwick of 1AB
973-271-6085
dan@1abmedia.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS	September 30, 2018	December 31, 2017(1)
Current assets:
Cash and cash equivalents	$222,261	$4,762
Short-term investments	1,198,149	291,370
Accounts receivable, net	31,937	5,014
Inventory	13,296	10,726
Advance payments to contract manufacturers	26,999	7,155
Other current assets	12,540	7,793
Total current assets	1,505,182	326,820

Long-term investments	619,140	57,088
Property, plant and equipment, net	44,881	47,463
Goodwill	76,501	76,501
Other assets	3,394	994
Total assets	$2,249,098	$508,866

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,494	$4,782
Accrued compensation	27,922	8,263
Accrued clinical trial expenses	21,966	9,461
Other accrued expenses	24,217	10,064
Interest payable	4,198	4,198
Deferred revenue, current portion	15,676	18,949
Other current liabilities	6,610	446
Total current liabilities	108,083	56,163

Senior secured notes, net	246,514	245,207
Liability related to the sale of future royalties, net	85,402	94,655
Deferred revenue, less current portion	11,410	19,021
Other long-term liabilities	7,567	5,992
Total liabilities	458,976	421,038

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	17	15
Capital in excess of par value	3,121,322	2,207,865
Accumulated other comprehensive loss	(5,378)	(2,111)
Accumulated deficit	(1,325,839)	(2,117,941)
Total stockholders’ equity	1,790,122	87,828
Total liabilities and stockholders’ equity	$2,249,098	$508,866

(1) The consolidated balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Product sales	$4,256	$4,448	$16,414	$24,897
Royalty revenue	10,259	9,302	29,898	23,953
Non-cash royalty revenue related to sale of future royalties	8,372	8,066	24,337	21,367
License, collaboration and other revenue	4,875	131,112	1,082,848	142,028
Total revenue	27,762	152,928	1,153,497	212,245

Operating costs and expenses:
Cost of goods sold	4,783	5,674	16,951	20,794
Research and development	102,895	65,714	290,653	187,032
General and administrative	18,718	12,055	57,666	40,027
Total operating costs and expenses	126,396	83,443	365,270	247,853

Income (loss) from operations	(98,634)	69,485	788,227	(35,608)

Non-operating income (expense):
Interest expense	(5,442)	(5,540)	(16,167)	(16,452)
Non-cash interest expense on liability related to sale of future royalties	(4,814)	(4,471)	(14,808)	(13,535)
Interest income and other income (expense), net	11,847	1,599	25,523	3,163
Total non-operating income (expense), net	1,591	(8,412)	(5,452)	(26,824)

Income (loss) before provision for income taxes	(97,043)	61,073	782,775	(62,432)

Provision for income taxes	(900)	202	3,250	434
Net income (loss)	$(96,143)	$60,871	$779,525	$(62,866)

Net income (loss) per share:
Basic	$(0.56)	$0.39	$4.63	$(0.41)
Diluted	$(0.56)	$0.37	$4.34	$(0.41)

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	172,698	156,411	168,363	155,153
Diluted	172,698	162,641	179,619	155,153

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$779,525	$(62,866)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Non-cash royalty revenue related to sale of future royalties	(24,337)	(21,367)
Non-cash interest expense on liability related to sale of future royalties	14,808	13,535
Stock-based compensation	63,895	25,118
Depreciation and amortization	7,799	12,081
Other non-cash transactions	(8,136)	(1,370)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,179)	12,364
Inventory	(2,570)	(2,545)
Other assets	(22,087)	(2,036)
Accounts payable	2,611	5,729
Accrued compensation	19,659	808
Accrued clinical trial expenses	12,505	(958)
Other accrued expenses	14,098	4,971
Deferred revenue	(10,931)	15,477
Other liabilities	5,104	1,046
Net cash provided by (used in) operating activities	835,764	(13)

Cash flows from investing activities:
Purchases of investments	(1,944,178)	(314,439)
Maturities of investments	467,658	261,112
Sales of investments	11,963	8,823
Purchases of property, plant and equipment	(5,552)	(7,283)
Sales of property, plant and equipment	2,633	—
Net cash used in investing activities	(1,467,476)	(51,787)

Cash flows from financing activities:
Payment of capital lease obligations	—	(2,159)
Issuance of common stock	790,231	—
Proceeds from shares issued under equity compensation plans	59,067	32,275
Net cash provided by financing activities	849,298	30,116

Effect of exchange rates on cash and cash equivalents	(87)	11
Net increase (decrease) in cash and cash equivalents	217,499	(21,673)
Cash and cash equivalents at beginning of period	4,762	59,640
Cash and cash equivalents at end of period	$222,261	$37,967

Supplemental disclosure of cash flow information:
Cash paid for interest	$14,701	$14,989